                                                                    EXHIBIT 4.11

                                                                  EXECUTION COPY



                               FIFTH AMENDMENT TO
                                CREDIT AGREEMENT

          THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made as of March 30, 2001 by and among APCOA/STANDARD PARKING, INC., a Delaware corporation (the "Company"), the financial institutions listed on the signature pages hereof (the "Lenders"), and BANK ONE, NA, in its individual capacity as a Lender and in its capacity as contractual representative (the "Agent") under that certain Credit Agreement among the Company, the lenders party thereto and the Agent dated as of March 30, 1998 (as clarified by letter agreement dated March 30, 1999 and by letter agreement dated August 23, 2000, and as amended by a First Amendment to Credit Agreement dated as of November 12, 1999, a Second Amendment to Credit Agreement dated as of March 30, 2000, a Third Amendment to Credit Agreement dated as of May 12, 2000 and a Fourth Amendment to Credit Agreement dated as of November 14, 2000, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                   WITNESSETH

          WHEREAS, the Company, the Lenders and the Agent are parties to the Credit Agreement;

          WHEREAS, the Company has requested that the Required Lenders consent to certain amendments to the Credit Agreement;

          WHEREAS, the Company, the Lenders and the Agent have agreed to enter into this Amendment on the terms and conditions set forth herein, to amend the Credit Agreement in the manner hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following amendment to the Credit Agreement:

          1. REAFFIRMATION OF COMMITMENTS. By their execution below, the Lenders hereby confirm as of the date hereof that (i) the Commitment of Bank One, NA is $27,500,000, (ii) the Commitment of LaSalle National Bank is $12,500,000 and
(iii) the aggregate of the Commitments of all the Lenders is $40,000,000.

          2. AMENDMENTS TO THE CREDIT AGREEMENT. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

          (a) The following new definitions shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical location:

          "Fifth Amendment" shall mean the Fifth Amendment to this Agreement dated as of March 30, 2001.

          "Fifth Amendment Effective Date" shall mean the date of the Fifth Amendment"

          "Trigger Date" shall mean the first date on which the aggregate principal amount of Revolving Credit Loans outstanding to the Company exceeds $35,000,000.

          "Trigger Rate" has the  meaning set forth in Section 3.2.

          "Trigger Rate Loans" has the meaning set forth in Section 3.2.

          (b) The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following new definition is substituted therefor:

          "Applicable Margin" shall mean, with respect to any Adjusted Corporate Base Rate Loan, LIBOR Loan, Letter of Credit fee under Section 2.3(b) and commitment fees under Section 2.3(a), the applicable percentage set forth in the table below based upon the Adjusted Total Debt to Adjusted EBITDA Ratio, as adjusted on the sixtieth day after the end of each of the first three fiscal quarters of each fiscal year of the Company and on the one hundred fifth day after the end of the last fiscal quarter of each fiscal year of the Company, and shall remain in effect until the next change to be effected pursuant to this definition, based upon the Adjusted Total Debt to Adjusted EBITDA Ratio as of the last day of such fiscal quarter, provided that (a) any change in the Applicable Margin with respect to any LIBOR Loan during a LIBOR Interest Period with respect to such LIBOR Loan shall not be effective until after the end of such LIBOR Interest Period, (b) as of the Effective Date the Applicable Margin shall be based on an Adjusted Total Debt to Adjusted EBITDA Ratio of greater than or equal to 6.5:1.0 until adjusted for the first time and (c) if any Event of Default has occurred and is continuing the Adjusted Total Debt to Adjusted EBITDA Ratio as of the end of the most recently ended fiscal quarter shall, for the purposes of this definition, be deemed to be greater than or equal to 6.5:1.0:


- ----------------------------------------------------------------------------------------------------
                                              APPLICABLE MARGIN FOR ALL ADVANCES AND FEES
- ----------------------------------------------------------------------------------------------------
Adjusted Total Debt to              Adjusted Corporate     LIBOR Loans and
Adjusted EBITDA Ratio               Base Rate Loans        Letter of Credit Fees     Commitment Fees
- ----------------------------------------------------------------------------------------------------
6.5:1.0                             275 bps                400 bps                   75 bps
- ----------------------------------------------------------------------------------------------------
6.0:1.0 but less than 6.50:1.0      225 bps                350 bps                   62.5 bps
- ----------------------------------------------------------------------------------------------------
5.5:1.0 but less than 6.0:1.0       200 bps                325 bps                   62.5 bps
- ----------------------------------------------------------------------------------------------------
5.0:1.0 but less than 5.5:1.0       175 bps                300 bps                   62.5 bps
- ----------------------------------------------------------------------------------------------------
4.5:1.0 but less than 5.0:1.0       150 bps                275 bps                   50 bps
- ----------------------------------------------------------------------------------------------------
less than 4.5:1.0                   125 bps                250 bps                   50 bps
- ----------------------------------------------------------------------------------------------------

     Notwithstanding anything in this Agreement to the contrary:

     (x) as of the Fifth Amendment Effective Date the Applicable Margin shall be based on an Adjusted Total Debt to Adjusted EBITDA Ratio of greater than or equal to 6.5:1.0 pursuant to the above table until adjusted for the first time after the Fifth Amendment Effective Date; and

     (y) (i) at all times from and including October 1, 2001 through and including December 31, 2001 the Applicable Margins set forth in the foregoing pricing grid for Adjusted Corporate Base Rate Loans and for LIBOR Loans and Letter of Credit Fees shall be increased by an additional 200 basis points; (ii) at all times from and including January 1, 2002 through and including March 31, 2002, the Applicable Margins set forth in the foregoing pricing grid for Adjusted Corporate Base Rate Loans and for LIBOR Loans and Letter of Credit Fees shall be increased by an additional 250 basis points; and (iii) at all times from and including April 1, 2002 through and including the Termination Date, the Applicable Margins set forth in the foregoing pricing grid for Adjusted Corporate Base Rate Loans and for LIBOR Loans and Letter of Credit Fees shall be increased by an additional 300 basis points.

          (c) The definition of "LIBOR Interest Period" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following new definition is substituted therefor:

          "LIBOR Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the day such LIBOR Loan is made or converted to a LIBOR Loan and ending on the date one, two or three months thereafter, as the Company may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding LIBOR Interest Period and ending on the date one, two or three months thereafter, as the Company may elect under Section 2.4 or 2.7, provided, however, that (a) any LIBOR Interest Period which commences on the last LIBOR Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month, (b) each LIBOR Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day, and (c) no LIBOR Interest Period which would end after the Termination Date shall be permitted.

          (d) The definition of "Termination Date" in Section 2.1 of the Credit Agreement is hereby deleted in its entirety and the following new definition if substituted therefor:

          "Termination Date" shall mean the earlier to occur of (a) July 1, 2002, and (b) the date on which the Commitments shall be terminated pursuant to Section 2.2 or 6.2.

          (e) Section 2.1(c) of the Credit Agreement is hereby deleted in its entirety and the following new Section 2.1(c) is substituted therefor:

     (c) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, (i) the aggregate principal amount of the Advances at any time outstanding to the Company shall not exceed the aggregate amount of the Commitments at such time and (ii) the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $10,000,000.

          (f) Section 2.3 of the Credit Agreement is hereby amended by adding the following new Section 2.3(d):

          (d) In addition to the fees otherwise payable pursuant to this Section 2.3, on the Trigger Date, the Company shall immediately pay to the Agent, for the pro rata benefit of the Lenders, a one-time fee in the amount of $100,000.

          (g) Section 3.2 of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and by substituting the following new language therefor:

     Notwithstanding the foregoing paragraphs (a) and (b) or any other provision regarding the selection of interest rates in this Agreement to the contrary, from and after the Trigger Date through and including the Termination Date, a portion of the outstanding principal amount of the Revolving Credit Loans equal to the lesser of (1) $5,000,000 and (2) the remaining outstanding principal amount of the Revolving Credit Loans
     (the "Trigger Rate Loans") shall bear interest at a rate per annum equal to the Adjusted Corporate Base Rate (as increased pursuant to clause (y) in the definition of "Applicable Margin") plus an additional 250 basis points (the "Trigger Rate"); it being understood that (x) to the extent that less than $5,000,000 of the Revolving Credit Loans outstanding on the Trigger Date are Adjusted Corporate Base Rate Loans, a portion of the LIBOR Loans outstanding on such date shall be converted automatically to Adjusted Corporate Base Rate Loans to the extent necessary to satisfy the requirements of this sentence, and (y) if any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current LIBOR Interest Period with respect thereto, the Company shall pay to the Lenders such amounts, if any, as may be required pursuant to Section 3.9 as if such conversion were a prepayment.

     Notwithstanding the foregoing paragraphs (a) and (b) or the immediately preceding sentence, the Company shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan (including any Trigger Rate Loan) and any other amount payable by the Company hereunder (other than interest) upon and during the continuance of any Event of Default if required by the Required Lenders, provided that the Company shall automatically pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan (including any Trigger Rate Loan) and any other amount payable by the Company hereunder (other than interest) if the Advances are accelerated at any time for any reason.

          (h) Section 5.1(e) of the Credit Agreement is hereby deleted in its entirety and the following new Section 5.1(e) is substituted therefor:

          (e) Accounting, Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, upon reasonable prior notice, at any reasonable time and from time to time, (i) permit any Lender or the Agent, or any agents or representatives thereof (including, without limitation, any auditor or consultant engaged by counsel for any Lender or the Agent), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors, officers and independent auditors, and by this provision the Company does hereby authorize such Persons to discuss such affairs, finances and accounts with any Lender or the Agent, and (ii) at the expense of the Company, permit the Agent or any of its agents or representatives (including, without limitation, any auditor or consultant engaged by counsel for the Agent) to conduct a comprehensive field audit of its books, records, properties and assets, including, without limitation, all collateral subject to the Security Documents and site access.

          (i) Section 5.1 of the Credit Agreement is hereby amended to add the following new Section 5.1(h):

          (h) Delivery of Account Documentation. Without in any way limiting the preceding Sections 5.1(f) and (g):

          (i) As soon as possible but in no event later than ten (10) Business Days following the Fifth Amendment Effective Date, the Company shall deliver an updated Schedule 4.23 to the Credit Agreement which shall set forth, as of such date, the account numbers and location of all concentration bank accounts of the Company or any of its Subsidiaries; provided, however, that from and after the date on which it delivers such updated Schedule 4.23, neither the Company nor any of it Subsidiaries shall establish any concentration bank account that is not reflected on such updated
               Schedule 4.23 unless the Company or the applicable Subsidiary shall have previously entered into a restricted account agreement governing such concentration bank account (and any deposit accounts maintained at the same institution) in form and substance satisfactory to the Agent with the institutions at which the Company or such Subsidiary maintains such account.

          (ii) To the extent that the updated Schedule 4.23 referred to in clause (i) above identifies any concentration bank accounts that are not already subject to agreements in form and substance satisfactory to the Agent pursuant to which the Agent is granted a first priority security interest in any concentration bank accounts (and other deposit accounts) maintained by the Company at a particular institution (including, without limitation, the Company's concentration bank account and related deposit accounts maintained at Firstar Bank), then, as soon as possible but in no event later than thirty (30) days following the Fifth Amendment Effective Date, the Company shall deliver fully executed agreements in form and substance satisfactory to the Agent granting such security interest, it being understood that the failure to deliver such documentation as of the date required by this clause (ii) shall constitute an Event of Default hereunder.

          (j) Sections 5.2(a), (b) and (c) of the Credit Agreement are hereby deleted in their entirety and the following new Sections 5.2(a), (b) and (c) are substituted therefor:

          (a) Adjusted Total Debt to Adjusted EBITDA Ratio. Permit or suffer the Adjusted Total Debt to Adjusted EBITDA Ratio to be greater than (i)
     6.95 to 1.0 at any time from and including the Effective Date to and including September 29, 1999, (ii) 6.75 to 1.0 at any time from and including September 30, 1999 to and including December 31, 1999, (iii) 8.15 to 1.0 at any time from and including January 1, 2000 to and including September 30, 2000, (iv) 7.99 to 1.0 at any time from and including October 1, 2000 to and including December 31, 2000, (v) 8.23 to 1.0 at any time from and including January 1, 2001 to and including March 31, 2001, (vi)
     8.07 to 1.0 at any time from and including April 1, 2001 to and including June 30, 2001, (vii) 7.61 to 1.0 at any time from and including July 1, 2001 to and including September 30, 2001, (viii) 6.54 to 1.0 at any time from and including October 1, 2001 to and including December 31, 2001, (v)
     6.74 to 1.0 at any time from and including January 1, 2002 to and including March 31, 2002 and (vi) 6.42 to 1.0 at any time from and including April 1, 2002 to and including June 30, 2002.

          (b) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio to be less than (i) 1.5 to 1.0 as of the end of any fiscal quarter of the Company ending on or before December 31, 1999, (ii) 1.30 to 1.0 as of the end of the fiscal quarter of the Company ending March 31, 2000, (iii)
     1.27 to 1.0 as of the end of the fiscal quarter of the Company ending June 30, 2000, (iv) 1.23 to 1.0 as of the end of the fiscal quarter of the Company ending September 30, 2000, (v) 1.24 to 1.0 as of the end of the fiscal quarter of the Company ending December 31, 2000, (vi) 1.23 as of the end of the fiscal quarter of the Company ending March 31, 2001, (vii) 1.22 as of the end of the fiscal quarter of the Company ending June 30, 2001,
     (viii) 1.29 to 1.0 as of the end of the fiscal quarter of the Company ending September 30, 2001, (ix) 1.41 to 1.0 as of the end of the fiscal quarter of the Company ending December 31, 2001, (x) 1.42 as of the end of the fiscal quarter of the Company ending March 31, 2002, and (xi) 1.44 as of the end of the fiscal quarter of the Company ending June 30, 2002.

          (c) Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio to be less than (i) 0.9 to 1.0 as of the end of any fiscal quarter of the Company ending on or before March 31, 1999, (ii) 1.0 to 1.0 as of the end of any fiscal quarter ending on or after June 30, 1999 but on or before December 31, 1999, (iii) 0.92 to 1.0 as of the end of the fiscal quarter of the Company ending March 31, 2000, (iv) 0.91 to 1.0 as of the end of the fiscal quarter of the Company ending June 30, 2000, (v) 0.90 to
     1.0 as of the end of the fiscal quarter of the Company ending September 30, 2000, (vi)

     0.96 to 1.0 as of the end of the fiscal quarter of the Company ending December 31, 2000, (vii) 0.98 to 1.0 as of the end of the fiscal quarter of the Company ending March 31, 2001, (viii) 0.97 to 1.0 as of the end of the fiscal quarter of the Company ending June 30, 2001, (ix) 0.98 to 1.0 as of the end of the fiscal quarter of the Company ending September 30, 2001, (x)
     1.09 to 1.0 as of the end of the fiscal quarter of the Company ending December 31, 2001, (xi) 1.07 to 1.0 as of the end of the fiscal quarter of the Company ending March 31, 2002 and (xii) 1.09 as of the end of the fiscal quarter of the Company ending June 30, 2002.

          (k) Section 5.2 of the Credit Agreement is hereby amended to add the following new Section 5.2(r):

          (r) Additional Limitations on Transactions with Affiliates. Notwithstanding anything to the contrary in this Agreement (including, without limitation, any of the transactions permitted by Section 5.2(k) or
     (p) or any other provision of this Section 5.2), from and after the occurrence of an Event of Default or Unmatured Event, the Company shall not, directly or indirectly, make any payment to or sell, lease, transfer or otherwise dispose of its properties or assets to, or enter into or make or amend any such transaction (in such forms as may include, without limitation, any contract, agreement, understanding, loan, advance or guarantee) with, or for the benefit of, any direct or indirect holder or holders of any of the Capital Stock of the Company, or with, or for the benefit of, any other Affiliate of the Company which is not its Subsidiary (including, without limitation, Holberg and the Parent) without obtaining the prior written consent of the Required Lenders.

          (l) Section 6.1(c) of the Credit Agreement is hereby deleted in its entirety and the following new Section 6.1(c) is substituted therefor:

          (c) Certain Covenants. The Company or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in Sections 5.1(e) through (h), 5.2 or 5.3 hereof.

          (m) Section 8.5 of the Credit Agreement is hereby amended: (i) to add the words ", Sidley & Austin (or any successor thereto)" immediately after the reference to "Dickinson Wright PLLC" in clause (a)(i) thereof; and (ii) to delete clause (a)(iii) thereof in its entirety and to substitute the following new clause (a)(iii) therefor:

          (iii) all reasonable costs and expenses of the Agent (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Unmatured Event or Event of Default or the enforcement of, or the exercise or preservation of any rights under, any Loan Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement (which costs and expenses shall be deemed to include, without limitation, those incurred by any auditor or consultant engaged by counsel for the Agent pursuant to Section 5.1(e) hereof);

          (n) The Credit Agreement is further Amended to: (i) reverse the amendments to the Credit Agreement effected pursuant to Sections 1.2, 1.5, 1.6, 1.8, 1.10, 1.11 and 1.12 of the First Amendment; (ii) delete the defined terms for "Company Subsidiary," "Company," "Company Acquisition," and "Company Acquisition Documents," all of which were added to the Credit Agreement pursuant to Section 1.4 of the First Amendment, (iii) delete Section 2.5 of the First Amendment; (iv) delete any reference to the "New Notes" in the First Amendment; and (v) otherwise reverse the effect of and delete any other provision in the First Amendment (x) pertaining to the Company Acquisition or (y) providing for a specific or optional increase to the Commitments which would cause the aggregate amount of the Commitments to exceed $40,000,000, provided, that it shall be deemed that after giving effect to the First Amendment, the Commitments of each Lender and the aggregate Commitment hereunder were and remain the amounts reflected in Section 1 hereof.

          3. CONDITIONS OF EFFECTIVENESS. The effectiveness of this Amendment is subject to the condition precedent that the Agent shall have received:

          (a) duly executed originals of this Amendment from each of the Company, the Required Lenders and the Agent;

          (b) duly executed originals of a Reaffirmation in the form of Exhibit A attached hereto from the Guarantors; and

          (c) an amendment fee of $175,000, payable to the Agent for the pro rata benefit of the Lenders based upon their respective Commitments.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants as follows:

          (a) This Amendment and the Credit Agreement as previously executed and amended and as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally).

          (b) Upon the effectiveness of this Amendment and after giving effect hereto, (i) the Company hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as previously amended and as amended hereby, and agrees that all such covenants, representations and warranties (other than covenants, representations and warranties that are expressly made as of a specific date) shall be deemed to have been remade as of the effective date of this Amendment and (ii) no Event of Default or Unmatured Event has occurred and is continuing.

5.  REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

          (a) Upon the effectiveness of Section 2 hereof, on and after the date hereof, each reference in the Credit Agreement or in any other Loan Document (including any reference therein to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import referring thereto) shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The amendments set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term, provision or Event of Default or Unmatured Event of or under the Credit Agreement or of any term or provision of any other Credit Document or of any transaction or further or future action on the part of the Company which would require the consent of the Agent or any Lender under the Credit Agreement.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

          6. COSTS AND EXPENSES. The Borrower agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses of Sidley & Austin, special counsel to the Agent) incurred by the Agent in connection with the preparation, arrangement, execution and enforcement of this Amendment.

          7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

          8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          9. COUNTERPARTS. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                              APCOA/STANDARD PARKING, INC., as the Company


                              By:____________________________
                              Name:
                              Title:


                              BANK ONE, NA (formerly known as THE FIRST NATIONAL BANK OF CHICAGO), individually and in its capacity as Agent


                              By:____________________________
                              Name:
                              Title:


                              LASALLE BANK NATIONAL ASSOCIATION (formerly known as LaSalle National Bank)


                              By:____________________________
                              Name:
                              Title:

                                   EXHIBIT A

                                 REAFFIRMATION

          Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Fifth Amendment to Credit Agreement dated as of March 31, 2001 (the "Amendment") by and among APCOA/STANDARD PARKING, INC., a Delaware corporation (the "Company"), the financial institutions from time to time party thereto (the "Lenders"), and Bank One, NA, in its individual capacity as a Lender and in its capacity as contractual representative (the "Agent"), which Amendment further amends that certain Credit Agreement among the Company, the lenders party thereto and the Agent dated as of March 30, 1998 (as clarified by letter agreement dated March 30, 1999 and by letter agreement dated August 23, 2000, and as amended by a First Amendment to Credit Agreement dated as of November 12, 1999, a Second Amendment to Credit Agreement dated as of March 30, 2000, a Third Amendment to Credit Agreement dated as of May 12, 2000 and a Fourth Amendment to Credit Agreement dated as of November 14, 2000, the "Credit Agreement"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.

          Without in any way establishing a course of dealing by the Agent or any Lender, each of the undersigned reaffirms the terms and conditions of the Guaranty and any other Loan Document executed by it and acknowledges and agrees that such agreements and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.



                     REMAINDER OF PAGE INTENTIONALLY BLANK

          IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute this Reaffirmation as of the 30th day of March, 2001.


                              A-1 Auto Park, Inc.

                              By:____________________________

                                   G. Marc Baumann
                                   Vice President, Treasurer


                              AP Holdings, Inc.

                              By:____________________________

                                   G. Marc Baumann
                                   Treasurer


                              APCOA Capital Corporation

                              By:____________________________

                                   G. Marc Baumann
                                   Vice President, Treasurer


                              Century Parking, Inc.

                              By:____________________________

                                   G. Marc Baumann
                                   Vice President, Treasurer


                              Events Parking Co., Inc.

                              By:____________________________

                                   G. Marc Baumann
                                   Treasurer


                              Hawaii Parking Maintenance, Inc.

                              By:____________________________

                                   G. Marc Baumann
                                   Vice President, Treasurer

                              Metropolitan Parking System, Inc.

                              By:____________________________

                                   G. Marc Baumann
                                   Treasurer


                              S & S Parking, Inc.

                              By:____________________________

                                   G. Marc Baumann
                                   Vice President, Treasurer


                              Sentinel Parking Co. of Ohio, Inc.

                              By:____________________________

                                   G. Marc Baumann
                                   Vice President, Treasurer


                              Sentry Parking Corporation

                              By:____________________________

                                   G. Marc Baumann
                                   Vice President, Treasurer


                              Standard Auto Park, Inc.

                              By:____________________________

                                   G. Marc Baumann
                                   Treasurer


                              Standard Parking Corporation

                              By:____________________________

                                   G. Marc Baumann
                                   Treasurer

                              Standard Parking Corporation IL

                              By:____________________________

                                   G. Marc Baumann
                                   Treasurer


                              Standard Parking of Canada, Ltd.

                              By:____________________________

                                   G. Marc Baumann
                                   Treasurer


                              Tower Parking, Inc.

                              By:____________________________

                                   G. Marc Baumann
                                   Vice President, Treasurer


                              Virginia Parking Service, Inc.

                              By:____________________________

                                   G. Marc Baumann
                                   Vice President, Treasurer


                              APCOA Bradley Parking Company, LLC
                              By:  APCOA/Standard Parking, Inc., its Sole Member

                              By:____________________________

                                   G. Marc Baumann
                                   Executive Vice President, Chief Financial
                                   Officer, Treasurer


                              APCOA LaSalle Parking Company, L.L.C.
                              By:  APCOA/Standard Parking, Inc., its Manager

                              By:____________________________

                                   G. Marc Baumann
                                   Executive Vice President, Chief Financial
                                   Officer, Treasurer

                              Executive Parking Industries, L.L.C.
                              By:  APCOA/Standard Parking, Inc., its Manager

                              By:____________________________

                                   G. Marc Baumann
                                   Executive Vice President, Chief Financial
                                   Officer, Treasurer